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                                                               EXHIBIT NO. 99.11

                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-7637 of MFS Series Trust II of our reports, each dated January 9, 1998, appearing in the annual reports to shareholders for the year ended November 30, 1997, of MFS Emerging Growth Fund, MFS Intermediate Income Fund, and MFS Large Cap Growth Fund, each a series of MFS Series Trust II, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



                                                DELOITTE & TOUCHE LLP
                                                --------------------------
                                                Deloitte & Touche LLP

Boston, Massachusetts
March 24, 1998